Exhibit 21.1
Grifols, S.A. Subsidiaries

Company	Jurisdiction of Incorporation or Organization	% of Voting Rights Held by Parent
Alpha Therapeutic Italia, S.p.A.	Italy	100
Arrahona Optima, S.L.	Spain	100	(1)
Australian corporate Pty Ltd.	Australia	100
Biomat USA Inc.	United States	100
Biomat, S.A.	Spain	100	(2)
Diagnostic Grifols, S.A.	Spain	100	(2)
GRI-CEL, S.A.	Spain	100
Grifols (Thailand) Ltda.	Thailand	100
Grifols Argentina, s.A.	Argentina	100
Grifols Asia Pacific PTE	Singapore	100
Grifols Biologicals Inc.	United States	100
Grifols Brasil Ltda.	Brazil	100
Grifols Chile, S.A.	Chile	100
Grifols Colombia Ltda.	Colombia	100	(2)
Grifols Deutschland, Gmbh	Germany	100
Grifols Engineering, S.A.	Spain	100	(2)
Grifols France S.A.R.L.	France	100	(2)
Grifols Inc.	United States	100
Grifols International, S.A.	Spain	100	(3)
Grifols Italia, S.p.A.	Italy	100
Grifols Malaysia Sdn Bhd	Malaysia	100
Grifols Mexico, S.A. de C.V.	Mexico	100	(4)
Grifols Nordic AB (Sweden)	Sweden	100
Grifols Polska S.p.zo.o	Poland	100
Grifols Portugal Ltda.	Portugal	100
Grifols s.r.o.	Czech Republic	100
Grifols UK Ltd.	United Kingdom	100
Grifols USA LLC	United States	100
Grifols Viajes, S.A.	Spain	100	(2)
Instituto Grifols, S.A.	Spain	100	(2)
Laboratorios Grifols, S.A.	Spain	100	(2)
Lateral Grifols Pty Ltd.	Australia	100
Logister, S.A.	Spain	100	(2)
Logistica Grifols, S.A. de C.V.	Mexico	100	(4)
Medion Diagnostic GmbH	Germany	100
Medion Grifols Diagnostic AG	Switzerland	80
Movaco, S.A.	Spain	100	(2)
Nanotherapix, S.L.	Spain	51
PlasmaCare Inc.	United States	100
Saturn Australia Pty Ltd.	Australia	100
Saturn Investments AG	Switzerland	100
Squadron Reinsurance Ltd.	Ireland	100
Woolloomooloo Holdings Pty Ltd	Australia	99

(1)	One (1) share is owned by Grifols Engineering, S.A.
(2)	One (1) share is owned by Grifols International, S.A.
(3)	One (1) share is owned by Movaco, S.A.
(4)	One (1) share of Grifols Mexico S.A. de C.V. is owned by Logistica Grifols S.A. de C.V. and one (1) share of Logistica Grifols S.A. de C.V. is owned by Grifols Mexico S.A. de C.V.